UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

Arcimoto, Inc.
(Exact name of registrant as specified in its charter)

Oregon	001-38213	26-1449404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

2034 West 2nd Avenue Eugene, OR 97402
(Address of principal executive offices)

Registrant’s telephone number, including area code	(541) 683 -6293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2021, Arcimoto, Inc. (the “Company”) held its annual shareholder meeting. At the meeting individuals were elected to serve on the Company’s Board of Directors in accordance with the governing documents of the Company. The results and participation percentages are filed herewith and incorporated by reference.

As a result of the shareholder voting, the following individuals were elected to serve as Directors of the Company: Mark D. Frohnmayer; Terry L. Becker; Nancy E. Calderon; Joshua S. Scherer; Jesse G. Eisler; and Galileo A. Russell.

At the Company annual shareholder meeting as referenced above and incorporated by reference herein, three (3) matters were proposed for a vote by all security holders of the Company.

The first matter was the nomination and election of Directors as detailed above and incorporated by reference herein.

The second matter was for the increase of shares reserved for issuance under the 2018 Omnibus Incentive Plan by two-million (2,000,000).

The third matter was for the increase in number of common share units from sixty-million (60,000,000) to one-hundred-million (100,000,000).

All three matters were approved by the security holders of the Company. The aggregate voting results and approved proxy vote submissions are filed herewith and incorporated by reference.

Item 5.08. Shareholder Director Nominations

All duly elected Directors of the Company, as detailed above and incorporated by reference herein, were nominated for election in accordance with the governing documents of the Company.

Exhibit No.	Description

20.1*	Annual Meeting voting report and results tabulation dated June 11, 2021.
20.2*	Ballots cast by proxy at Annual Meeting dated June 11, 2021.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: June 14, 2021	By:	/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer

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